UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2025

Crown Castle Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16441	76-0470458
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

8020 Katy Freeway, Houston, Texas 77024-1908
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 570-3000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CCI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01-ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

On March 13, 2025, Crown Castle Operating Company, a Delaware corporation and a wholly owned subsidiary of Crown Castle Inc., a Delaware corporation (the “Company”), CCS&E LLC, a Delaware limited liability company, Crown Castle Investment II Corp., a Delaware corporation, and, solely for the purposes of certain sections thereof, the Company, entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Fiber Finco, LLC (“Zayo Purchaser”), a Delaware limited liability company and a wholly owned subsidiary of Zayo Group Holdings, Inc., a Delaware corporation (“Zayo”), Small Cells Holdco Inc., a Delaware corporation (“EQT Purchaser” and together with the Zayo Purchaser, each, a “Purchaser” and collectively, the “Purchasers”) and an affiliate of EQT Active Core Infrastructure fund (“EQT”), and, solely for the purposes of certain sections thereof, Zayo.

Pursuant to the Purchase Agreement, on the terms and subject to the conditions therein, the Company has agreed to sell the Company’s fiber solutions and small cells businesses (the “Business”), with Zayo Purchaser acquiring the fiber solutions business for an enterprise value of $4.25 billion and EQT Purchaser acquiring the small cells business for an enterprise value of $4.25 billion, for a combined enterprise value of $8.5 billion (the “Purchase Price”). The cash purchase price will be subject to certain purchase price adjustments, including adjustments based upon the amount of cash, indebtedness, transaction expenses, separation expenses, net working capital (relative to a target amount) and capital expenditures (relative to a planned capital expenditures budget) of the Business at the closing of the transactions contemplated by the Purchase Agreement (the “Closing”).

The Closing is subject to certain closing conditions, including (i) the absence of any order, injunction or other judgement or law that makes illegal or prohibits the Closing, (ii) the receipt of governmental approvals with respect to the expiration or termination of any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and (ii) the receipt of certain regulatory approvals from the Federal Communications Commission and applicable state public service or public utilities commissions. Under the Purchase Agreement, subject to certain exceptions, the Closing will occur (x) on the first Business Day (as defined in the Purchase Agreement) of the month following the date during which all closing conditions have been satisfied or waived or (y) such other date as the Company and Purchasers may agree. The Closing is not subject to a financing condition and does not require the approval of the Company’s stockholders. The Company anticipates the transaction will be completed in the first half of 2026.

The Purchase Agreement contains certain termination rights for both Purchasers and the Company and further provides that, upon termination of the Purchase Agreement under certain specified circumstances, Purchasers will be required to pay the Company a termination fee of (i) $386.25 million if the termination is due to breach of Purchasers’ obligations or Purchasers’ failure to close in certain circumstances, (ii) $150 million if the termination is due to the failure of the transactions contemplated by the Purchase Agreement to have been completed by September 13, 2026 (the “Outside Date”) as a result of a failure to obtain clearance under the HSR Act or (iii) $200 million if the Purchasers have elected to extend the Outside Date by an additional 6 months to March 13, 2027 (the “Extended Outside Date”) and the termination is due to the failure of the transactions contemplated by the Purchase Agreement to have been completed by the Extended Outside Date as a result of a failure to obtain clearance under the HSR Act.

In the Purchase Agreement, the parties have made certain representations and warranties and have agreed to certain covenants relating to the sale. From the date of the Purchase Agreement until the Closing, the Company is required to conduct the Business in the ordinary course of business and to comply with certain covenants regarding the operation of the Business. For two years and six months following the Closing, neither the Company nor any of its subsidiaries will directly or indirectly engage in certain activities competitive with the Business, as specified in the Purchase Agreement.

Subject to certain limitations, the Company has agreed to indemnify each of Zayo Purchaser and EQT Purchaser, and Zayo Purchaser and EQT Purchaser have agreed to indemnify the Company, for losses arising from certain breaches of the Purchase Agreement and certain other liabilities. The foregoing description of the Purchase Agreement, and the transactions contemplated thereby, including the sale of the Business, is included to provide investors with information regarding its terms. It does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

The Purchase Agreement governs the contractual rights between the parties in relation to the sale of the Business. The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide investors with information regarding the terms of the Purchase Agreement and is not intended to provide, modify or supplement any information about the Company, Zayo Purchaser, Zayo, EQT Purchaser, EQT or any of their respective subsidiaries or affiliates, or their respective businesses. In particular, the Purchase Agreement is not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company, the Business, Zayo Purchaser, Zayo, EQT Purchaser or EQT. The representations and warranties contained in the Purchase Agreement have been negotiated with the principal purpose of establishing the circumstances in which a party may have the right not to consummate the Closing if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties, rather than establishing matters as facts. The representations and warranties may also be subject to contractual standards of materiality that may be different from those generally applicable under the securities laws to investors or security holders. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information and the information in the Purchase Agreement should be considered in conjunction with the entirety of the factual disclosure about the Company in its public reports filed with the Securities and Exchange Commission. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

ITEM 9.01-FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Index

Exhibit No.	Description
2.1*

Stock Purchase Agreement, dated March 13, 2025, by and among Crown Castle Operating Company, CCS&E LLC, Crown Castle Investment II Corp., Fiber Finco, LLC, Small Cells Holdco Inc. and, solely for the purposes of certain sections thereof, Crown Castle, Inc. and Zayo Group Holdings, Inc.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

* Certain portions of this exhibit have been omitted in accordance with Item 601(a)(5) and Item 601(b)(2) of Regulation S-K, as applicable. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements that are based on Company management’s current expectations. Such forward-looking statements include plans, projections and estimates regarding the anticipated disposition of small cell and fiber solutions businesses. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect the Company and its results is included in the Company’s filings with the Securities and Exchange Commission. The term “including,” and any variation thereof, means “including, without limitation.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CASTLE INC.

By:	/s/ Edward B. Adams, Jr.
	Name:	Edward B. Adams, Jr.
	Title:	Executive Vice President and General Counsel

Date: March 17, 2025